Servier | Introduction INTRODUCTION TO SERVIER  David K. Lee CEO, Servier U.S. Dr. Claude Bertrand EVP of R&D, Chief Scientific Officer, Servier Group Peter Adamson Global Head of Oncology Clinical Development Exhibit (a)(5)(C)

SERVIER'S JOURNEY IN THE U.S. Building a Leading Oncology Business 2018 Today $1.7B in oncology revenue 550+ employees 1 5 FDA-approved cancer medicines Largest subsidiary of Servier Group 2025 Founded in Boston, MA 80 employees $183M in oncology revenue 2021 2022 Seaport R&D center opens

Servier | Introduction our award-winning culture fuels our success BEST PLACES TO WORK 2021, 2022, 2023, 2024, 2025 REUTERS PATIENT CHAMPION WINNER CITELINE AWARDS 2025 WINNER EXCELLENCE IN RARE DISEASE DRUG DEVELOPMENT 2025 PRIX GALIEN USA AWARD VORANIGO FOR BEST PRODUCT FOR ORPHAN/RARE DISEASE TOP TEN COMPANIES PATIENTVIEW 2025 Our People Our Patients Our Pipeline

Servier | Introduction Our Mission Advancing science to address the most urgent needs of patients. pharmaceutical industry PATIENT-CENTRIC We work with patients at every stage of development, focusing on therapies for well-defined populations with significant unmet medical need. FOCUSED Privately held, foundation owned enables us to pursue the science with the long-term view in mind. Oncology is our primary focus, representing more than 65% of our R&D investment. OPEN-INNOVATION MODEL Partnering and collaboration is the heart of our business model, and we foster innovation. As of 2025, we have more than 60 partnerships and scientific collaborations worldwide.

FocusED on expanding our pipeline PROJECTS IN LATE DEVELOPMENT** RESEARCH PROJECTS Data as of February 2026 * Single Pill Combination & New Formulation **incl. 13 NMEs in Early & Late development (New Molecular Entities) CARDIOMETABOLISM & VENOUS DISEASES Heart failure, Hypertension Type 2 diabetes 12 SPC&NF* PROJECTS IN EARLY DEVELOPMENT ONCOLOGY Solid tumors and hematological malignancies NEUROLOGY Rare neurological disorders 9 13 13 8 3 Servier | Introduction

Important Information for Investors and Security Holders This communication is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the common stock of the Company have been made pursuant to a tender offer statement on Schedule TO, containing an offer to purchase and related materials, filed by the Servier Parties with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2026. The Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer with the SEC on March 26, 2026. Investors and the Company’s stockholders are strongly advised to read the tender offer materials carefully (including the offer to purchase, the related letter of transmittal and certain other offer documents) and any amendments thereto from time to time, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, and any other documents filed with the SEC, because they contain important information about the tender offer that the Company’s stockholders should consider before making any decision regarding tendering their shares. All of these materials (and all other materials filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Servier and when available may be obtained by directing a request to the Information Agent for the tender offer named in the Schedule TO. Copies of the documents filed with the SEC by the Company will be made available free of charge on the Company’s internet website at https://ir.dayonebio.com/investorrelations or by contacting the Company’s investor relations contact at investors@dayonebio.com. In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents filed by the Servier Parties, as well as the solicitation/recommendation statement filed by the Company, the Company will also file annual, quarterly and current reports with the SEC. You may read and copy any reports or other information filed by the Servier Parties or the Company at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements This communication contains forward-looking statements that provide Servier’s expectations or forecasts of future events such as new product introductions, product approvals and financial performance and forward-looking statements regarding Servier’s proposed acquisition of the Company, including regarding prospective benefits of the proposed acquisition, regarding the anticipated occurrence, manner and timing of the proposed tender offer and the closing of the proposed acquisition, regarding the Company’s product candidates and ongoing clinical and preclinical development, and regarding the accounting treatment of the potential acquisition under GAAP and its potential impact on Servier’s financial results and financial guidance. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like “believe”, “anticipate”, “expect”, “estimate”, “intend”, “plan”, “project”, “will be”, “will continue”, “will result”, “could”, “may”, “might”, or any variations of such words or other words with similar meanings. All statements other than statements of historical facts included in this communication, including, without limitation, those regarding the Servier Parties’ and the Company’s financial positions, business strategies, plans and objectives of management for future operations (including development plans and objectives relating to the Servier Parties’ and the Company’s products), are forward-looking statements.

Forward-Looking Statements Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Servier’s or the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that may affect future results include, among others, delay or failure of development projects, production or distribution problems; unexpected contract breaches or terminations; interest rate and currency exchange rate fluctuations; government-mandated or market-driven price decreases for Servier’s products; introduction of competing products; Servier’s ability to successfully market both new and existing products; exposure to product liability and other lawsuits; changes in reimbursement rules and governmental laws and related interpretation thereof; and unexpected growth in costs and expenses. Additional risks and uncertainties include, but are not limited to, risks related to the Servier Parties’ ability to complete the transaction on the proposed terms and schedule; whether the tender offer conditions will be satisfied; whether sufficient shareholders of the Company tender their shares in the transaction; the outcome of legal proceedings that may be instituted against the Company and/or others relating to the transaction; the failure to receive (or delay in receiving) the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from Servier’s and the Company’s clinical studies; whether and when drug applications may be filed in any jurisdictions for any potential indication for any of Servier’s or the Company’s pipeline assets; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any such products; competitive developments; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the Company and its products, including uncertainty of the expected financial performance of the Company and its products; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; and other uncertainties pertaining to the business of the Company, including those detailed in the Company’s public filings with the SEC from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q, when available. The reader is cautioned not to unduly rely on these forward-looking statements. The forward-looking statements in this communication and any oral presentations speak only as at the date of this communication. The Servier Parties disclaim any intent or obligation to update or revise these forward-looking statements, or to confirm such statements to reflect subsequent events or circumstances after the date of the company release or in relation to actual results, other than as may be required under applicable law or applicable stock exchange regulations.